Exhibit 5.1

MASLON LLP

February 2, 2015

Skyline Medical Inc.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Re:       Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Skyline Medical Inc., a Delaware corporation (the “Company”) in connection with the Company’s filing of the Registration Statement on Form S-1 (File No. 333-198962) (as amended through the date hereof, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company of shares of common stock, par value $0.01 per share (the “Shares”), with a proposed maximum aggregate offering price of $4,600,000, including Shares issuable upon the exercise of an option granted by the Company to the underwriters to purchase additional shares, and warrants to purchase shares of common stock of the Company (the “Warrants”) with a proposed maximum aggregate offering price of $11,500, including Warrants issuable upon the exercise of an option granted by the Company to the underwriters to purchase additional warrants, and the shares of common stock issuable from time to time upon exercise of the Warrants (the “Warrant Shares”) with a proposed maximum aggregate offering price of $5,750,000. The Shares and Warrants are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Aegis Capital Corp., as representative of the underwriters (the “Representative”), the form of which has been filed as Exhibit 1.1 to the Registration Statement. The Company is also registering warrants to purchase shares of common stock of the Company to be issued to the Representative as additional compensation pursuant to the Underwriting Agreement (the “Representative’s Warrant”), as well as the shares of common stock issuable upon exercise of the Representative’s Warrant (the “Representative’s Warrant Shares”), with a proposed maximum aggregate offering price of $250,000.

In arriving at the opinions set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the following and upon the representations and information provided by the Company, we hereby advise you that, in our opinion:

1.         The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable;

2.         The Warrants have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Warrants will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

3.         The Warrant Shares have been duly authorized and, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable;

4.         The Representative’s Warrant has been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Representative’s Warrant will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and

5.         The Representative’s Warrant Shares have been duly authorized and, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with the terms of the Representative’s Warrant, will be validly issued, fully paid and nonassessable.

This opinion is based solely on the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We also consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Maslon LLP
MASLON LLP

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